Exhibit 99.4
Progressive Gaming International Corporation
Unaudited Pro Forma Condensed Consolidated Financial Statements
The following unaudited pro forma condensed consolidated balance sheet of Progressive Gaming International Corporation as of September 30, 2005 and unaudited pro forma statements of operations for the nine months ended September 30, 2005 and year ended December 31, 2004, give effect to the following transactions:
•	The VirtGame acquisition and the related financing, as if they occurred, for balance sheet purposes, on September 30, 2005 and, for statement of operations purposes, on January 1, 2004;

•	The EndX acquisition and the related financing, as if they occurred, for balance sheet purposes, on September 30, 2005 and, for statement of operations purposes, on January 1, 2004;

•	The sale of the interior sign division, as if it occurred, for statement of operations purposes, on January 1, 2004. The sale of the interior sign division was effective on May 2, 2005 and is reflected in the Company’s financial position as of September 30, 2005; and

•	The sale of 8,297,629 shares of common stock and the redemption of $20 million in face value of our outstanding 11.875% Senior Secured Notes due 2008, as if they occurred, for balance sheet purposes, on September 30, 2005 and, for statement of operations purposes, on January 1, 2004.
Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that the Company believes are reasonable under the circumstances. The pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions actually occurred on the dates indicated, nor is it necessarily indicative of the consolidated financial position or results of operations of the Company that may be expected in the future. The purchase price allocations for the VirtGame and EndX acquisitions are preliminary and subject to change based on the Company’s completion of formal valuations of the acquirees’ assets and liabilities.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements, including the notes thereto, as of and for the year ended December 31, 2004 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and as of and for the nine months ended September 30, 2005 contained in its quarterly report on Form 10-Q for the quarter ended September 30, 2005, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Mikohn Gaming Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2005

	Mikohn		VirtGame		EndX	EndX		Equity		Mikohn
	As Reported	VirtGame	Adjustments(1)		as of June 30, 2005	Adjustments(1)		Financing(1)		As Adjusted
Cash and cash equivalents	$8,150	$11	$(1,899	)(c)	$789	$(29,034	)(c)	$70,452	(a)	$27,281
								(21,188	)(b)
Accounts receivable	12,739	85	—		791	—		—		13,615
Contract sales receivable	8,902	—	—		—	—		—		8,902
Inventory	11,247	—	—		—	—		—		11,247
Prepaid expenses	11,743	81	(2,425	)(d)	14	—		(596	)(d)	8,817
Deferred tax asset	3,313	—	—		—	—		—		3,313

Total current assets	56,094	177	(4,324)		1,594	(29,034)		48,668		73,175
Property and equipment, net	3,516	176	—		99	—		—		3,791
Intangible assets, net	54,274	1,099	(1,099	)(e)	834	(834	)(e)	—		74,504
			9,540	(a)		10,690	(a)
Goodwill	5,548	—	14,575	(b)	962	(962	)(e)	—		45,164
			3,339	(h)		17,960	(b)
						3,742	(f)
Other assets	7,613	3	—		652	(652	)(e)	—		7,616

Total assets	$127,045	$1,455	$22,031		$4,141	$910		$48,668		$204,250

Trade accounts payable	$8,425	$70	$—		500	$—		$—		$8,995
Customer deposits	1,304	—	—		803	—		—		2,107
Current portion of long-term debt and notes payable	292	2,425	(2,425	)(d)	238	(238	)(e)	—		292
Accrued liabilities	10,169	804	—		6					10,979
Short-term borrowings	3,000	—	—		—	—		—		3,000
Deferred revenues and license fees	3,025	—	—		—	—		—		3,025

Total current liabilities	26,215	3,299	(2,425)		1,547	(238)		—		28,398
Long-term debt and notes payable, net	63,521	—	—		639	(639	)(e)	(19,536	)(c)	43,985
Other long-term liabilities	62	—	—		541	(541	)(e)	—		62
Deferred tax liabilities	16,114	—	3,339	(h)	—	3,742	(f)	—		23,195

Total liabilities	105,912	3,299	914		2,727	2,324		(19,536)		95,640
Commitments and contingencies
Stockholders’ equity	129,501	27,327	(27,327	)(f)	1,585	(1,585	)(d)	70,452	(a)	219,226
			19,273	(g)
Accumulated deficit	(107,042)	(29,171)	29,171	(f)	(171)	171	(d)	(2,248	)(d)	(109,290)

Total stockholders’ equity (deficit)	22,459	(1,844)	21,117		1,414	(1,414)		68,204		109,936
Less treasury stock	(1,326)	—	—		—	—		—		(1,326)

Total stockholders equity (deficit)	21,133	(1,844)	21,117		1,414	(1,414)		68,204		108,610

Total liabilities and stockholders’ equity	$127,045	$1,455	$22,031		$4,141	$910		$48,668		$204,250

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Mikohn Gaming Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2005

							EndX
	Mikohn As	Sign &			VirtGame		for the nine months	EndX	Equity		Mikohn
	Reported	Graphics		VirtGame	Adjustments(2)		ended June 30, 2005	Adjustments(2)	Financing(2)		As Adjusted
	(amounts in thousands, except per share amounts)
Revenues
Slot and table	$27,782	$—		$—	$—		$—	$—	$—		$27,782
Interior signage	5,252	(5,252	)(a)	—	—		—	—	—		—
Systems	28,502	—		322	—		3,270	—	—		32,094

Total revenues	61,536	(5,252)		322	—		3,270	—	—		59,876
Cost of revenues Slot and table	9,578	—		—	—		—	—	—		9,578
Interior signage	3,832	(3,832	)(a)	—	—		—	—	—		—
Systems	13,423	—		186	—		1,469	—	—		15,078

Total cost of revenues	26,833	(3,832)		186	—		1,469	—	—		24,656
Gross profit	34,703	(1,420)		136	—		1,801	—	—		35,220
Selling, general and administrative	20,554	(1,860	)(a)	2,699	—		845	—	—		22,238
Variable award stock-based compensation	—	—		(92)	—		—	—	—		(92)
Research and development	5,738	—		314	—		840	—	—		6,892
Depreciation and amortization	3,318	(115	)(a)	269	963	(b)	152	1,402 (a)	—		5,989
Net gain on disposition of non-core assets	(2,536)	—		—	—		—	—	—		(2,536)

Total costs and expenses	27,074	(1,975)		3,190	963		1,837	1,402	—		32,491
Income (loss) from operations	7,629	555		(3,054)	(963)		(36)	(1,402)	—		2,729
Interest income (expense), net	(6,768)	—		(47)	47	(a)	(49)	—	2,082	(a)	(4,735)

Income (loss) before income tax provision	861	555		(3,101)	(916)		(85)	(1,402)	2,082		(2,006)
Income tax provision	—	—		(3)	—		103	—	—		100

Income (loss) from continuing operations	861	555		(3,104)	(916)		18	(1,402)	2,082		(1,906)

Net income (loss)	$861	$555		$(3,104)	$(916)		$18	$(1,402)	$2,082		$(1,906)

Earnings per share
Basic	$0.04										$(0.06)
Diluted	$0.03										$(0.05)
Weighted average shares
Basic	23,370				1,758	(c)			8,298	(b)	33,426
Diluted	26,162				1,758	(c)			8,298	(b)	36,218
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Mikohn Gaming Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004

							EndX
	Mikohn As	Sign &			VirtGame		for the year	EndX	Equity		Mikohn As
	Reported	Graphics		VirtGame	Adjustments(2)		ended September 30, 2004	Adjustments(2)	Financing(2)		Adjusted
	(amounts in thousands, except per share amounts)
Revenues
Slot and table	$40,560	$—		$—	$—		$—	$—	$—		$40,560
Interior signage	20,013	(20,013	)(a)	—	—		—	—	—		—
Systems	35,801	—		413	—		4,041	—	—		40,255

Total revenues	96,374	(20,013)		413	—		4,041	—			80,815
Cost of revenues Slot and table	11,999	—		—	—		—	—	—		11,999
Interior signage	12,335	(12,335	)(a)	—	—		—	—	—		—
Systems	18,548	—		160	—		478	—	—		19,186

Total cost of revenues	42,882	(12,335)		160	—		478	—	—		31,185
Gross profit	53,492	(7,678)		253	—		3,563	—	—		49,630
Selling, general and administrative	27,031	(5,453	)(a)	1,732	—		1,917	—	—		25,227
Slot rent expense	1,204	—		—	—		—	—	—		1,204
Variable award stock-based compensation	—	—		121	—		—	—	—		121
Research and development	6,102	—		551	—		792	—	—		7,445
Depreciation and amortization	8,908	(526	)(a)	479	1,164	(b)	149	1,922 (a)	—		12,096
Other expense/ asset write-downs	564	—		—	—		—	—	—		564

Total costs and expenses	43,809	(5,979)		2,883	1,164		2,858	1,922	—		46,657
Income (loss) from operations	9,683	(1,699)		(2,630)	(1,164)		705	(1,922)	—		2,973
Interest income (expense), net	(9,684)	—		16	(16	)(a)	(78)	—	2,980	(a)	(6,782)
Other income, net	195	—		—	—		—	—	—		195

Income (loss) before income tax provision	194	(1,699)		(2,614)	(1,180)		627	(1,922)	2,980		(3,614)
Income tax (provision) benefit	65	—		(9)	—		(187)	—	—		(131)

Income (loss) from continuing operations	259	(1,699)		(2,623)	(1,180)		440	(1,922)	2,980		(3,745)

Net income (loss)	$259	$(1,699)		$(2,623)	$(1,180)		$440	$(1,922)	$2,980		$(3,745)

Earnings per share
Basic	$0.01										$(0.12)
Diluted	$0.01										$(0.12)
Weighted average shares
Basic	21,884				1,758	(c)			8,298	(b)	31,940
Diluted	22,359				1,758	(c)			8,298	(b)	32,415
See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Progressive Gaming International Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements for the Sale of the Interior Sign Division
(in thousands, except per share amounts)
The following notes to unaudited pro forma condensed consolidated financial statements give effect to the sale of the interior sign division, as if it occurred, for statement of operations purposes, on January 1, 2004. The sale of the interior sign division was effective on May 2, 2005 and is reflected in the Company’s condensed consolidated balance sheet as of September 30, 2005 included in the “as reported” column.
1. Following represents the calculation of the gain on the sale of the Sign Division. This gain is reflected in the Company’s Condensed Consolidated Balance Sheet as of September 30, 2005.

Sale proceeds	$12,156
Net book value of assets and liabilities sold	(3,742)
Transaction costs	(1,044)

Gain on sale of Sign Division	$7,370

(a)	Reflects the historical results of operations of the Sign Division. Such historical results of operations include allocations of certain operating expenses, determined on a basis which management considers to be reasonable reflections of the utilization of services provided to the Sign Division.

Progressive Gaming International Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements for the Acquisition of VirtGame
(in thousands, except per share amounts)
The following notes to unaudited pro forma condensed consolidated financial statements give effect to the VirtGame acquisition financing and the VirtGame acquisition, which was completed on October 7, 2005, as if they had occurred, for balance sheet purposes, on September 30, 2005 and, for statement of operations purposes, on January 1, 2004. The following are the pro forma adjustments to effect this transaction:
The estimated purchase price is calculated as follows:

Fair Value of Acquisition	$19,273	(*)
Estimated transaction fees and expense	1,899

Total	$21,172

The preliminary allocation of the pro forma purchase price is as follows:

Net working capital	$(694)
Property, Plant & Equipment	176
Goodwill	14,575
Intangible Assets	9,540
Notes Payable	(2,425)

$21,172

(*)	Calculated as 1,271,565 shares multiplied by $13.25 (average price calculated in 1(g)), plus $2,425 representing the estimated fair value of stock options and warrants issued in exchange for all of the outstanding stock, options and warrants of VirtGame.
The above purchase price allocation is preliminary and subject to change based on the Company’s completion of a formal valuation of VirtGame’s assets and liabilities.
1. The following is a brief description of the adjustments to the pro forma condensed consolidated balance sheet to reflect the VirtGame acquisition as if it had occurred September 30, 2005.
(a)	Represents the estimated fair value of intangible assets acquired. The intangible assets consist of core software for VirtGame’s central server-based software, the sportsbook system infrastructure, patents, trademarks, customer lists and other intellectual property.

(b)	Represents the goodwill arising from the acquisition of VirtGame.

(c)	Represents the payment of the Company’s transaction costs.

(d)	Represents the elimination of intercompany note receivable/ note payable.

(e)	Adjustments resulting from the purchase price allocation.

(f)	Represents the elimination of VirtGame shareholder equity.

(g)	Represents the issuance of 1,271,565 shares of the Company’s common stock based on an average price for the two days prior to the measurement date, the measurement date, and the day after the measurement date, which was the closing date of the transaction, plus the estimated fair value of 486,933 options and warrants to be issued by the Company. The price used for the common stock was $13.25, which is the average of $13.47, $13.26, $13.14 and $13.13, the closing stock prices on October 4th, 5th, 6th and 7th, respectively.

(h)	Represents the deferred tax liability to be recognized in connection with the intangible assets acquired, assuming a tax rate of 35%.
2. The following is a brief description of the adjustments to the pro forma condensed consolidated statement of operations to reflect the VirtGame acquisition as if it had occurred on January 1, 2004.
(a)	Represents an adjustment to eliminate interest income (expense) that will not be incurred subsequent to the acquisition.

Progressive Gaming International Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements for the Acquisition of VirtGame — (Continued)
(in thousands, except per share amounts)
(b)	Adjustment to Depreciation and Amortization expense related to the assets acquired. Depreciation has been computed using the straight-line method over the following useful lives: furniture, fixtures and equipment — ten years; intangible assets — 3 to 6 years. The amortization periods assigned to the intangible assets to be acquired are subject to change based on the completion of a formal valuation of VirtGame’s assets and liabilities.

(c)	Basic and diluted weighted average shares outstanding have been adjusted to include 1,758,498 shares of the Company’s common stock that will be issued in connection with the acquisition of VirtGame.

(d)	As of December 31, 2005, the Company has approximately $87,000 of previously reserved net operating loss carryforwards and believes that any income taxes resulting from the pro forma adjustments would be fully offset by these net operating loss carryforwards.
Other Notes
(1) The unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and nine months ended September 30, 2005 do not include reductions of $1,200 (representing $.05 per fully-diluted share) and $755 (representing $.03 per fully-diluted share), respectively, of costs, that have been or will be eliminated pursuant to the closing of the transaction. Such costs represent employee salaries and benefits, stock compensation, rent, utilities, professional fees and other operating expenses.
(2) We expect to incur $590 in severance costs (representing $.02 per fully-diluted share) for employees that will not be retained after the closing of the acquisition. Income taxes are not expected to be realized because of our current net operating loss position.

Progressive Gaming International Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial
Statements for the Acquisition of EndX
(in thousands, except per share amounts)
The following notes to unaudited pro forma condensed consolidated financial statements give effect to the EndX acquisition and related financing, which was completed on November 28, 2005, as if they had occurred, for balance sheet purposes, on September 30, 2005 and, for statement of operations purposes, on January 1, 2004.
EndX reports its financial information on a September 30 fiscal year-end. Accordingly, the balance sheet information presented herein is as of June 30, 2005 and the statement of operations data presented herein is for the nine months ended June 30, 2005 and year ended September 30, 2004.
On November 28, 2003, EndX Group Limited was formed to acquire 100% of the outstanding shares of EndX Limited. Accordingly, the financial information for EndX for periods prior to November 28, 2003 represent the consolidated financial position and results of operation of EndX Limited and the financial information for periods subsequent to November 28, 2003 represent the consolidated financial position and results of operations for EndX Group Limited.

Purchase price	$27,000
Estimated transaction fees and expense	2,034

Total consideration	$29,034

The preliminary allocation of the pro forma purchase price is as follows:

Net working capital	$285
Property, plant & equipment	99
Goodwill	17,960
Intangible assets	10,690

$29,034

The above purchase price allocation is preliminary and subject to change based on the Company’s completion of a formal valuation of EndX’s assets and liabilities.
1. The following is a brief description of the adjustments to the pro forma condensed consolidated balance sheet to reflect the EndX acquisition and related financing as if they had occurred September 30, 2005.
(a)	Represents the estimated fair value of intangible assets acquired. The intangible assets consist of software, patents, trademarks, customer lists and other intellectual property.

(b)	Represents the goodwill arising from the acquisition of EndX.

(c)	Represents the estimated consideration and transaction costs for the purchase of EndX, which is assumed to be funded through the proceeds of the sale of common shares described in the notes to the proforma unaudited condensed consolidated financial statements related to equity financing and debt retirement.

(d)	Represents the elimination of EndX shareholder equity and related accumulated deficit.

(e)	Adjustments resulting from purchase price allocation.

(f)	Represents the deferred tax liability to be recognized in connection with the intangible assets acquired, assuming a tax rate of 35%.
2. The following is a brief description of the adjustments to the pro forma condensed consolidated statement of operations to reflect the EndX acquisition as if it had occurred on January 1, 2004.
(a)	Adjustment to Depreciation and Amortization expense related to the assets acquired. Depreciation has been computed using the straight-line method over the following useful lives: furniture, fixtures and equipment — three years; motor vehicles — 4 years; intangible assets — 3 to 6 years. The amortization periods assigned to the intangible assets to be acquired are subject to change based on the completion of a formal valuation of EndX’s assets and liabilities.
Other Notes
(1) The Company does not expect any significant adjustments to the deferred tax assets and liabilities or to the provision for income taxes as a result of the acquisition of EndX.

Progressive Gaming International Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Equity Financing and Debt Retirement
(In thousands, except per share amounts)
The following notes to unaudited pro forma condensed consolidated financial statements give effect to the sale of 8,297,629 shares of common stock pursuant to a follow-on equity offering, which was priced on November 3, 2005, and the redemption of $20 million in face value of our 11.875% Senior Secured Notes due 2008, which occurred on December 12, 2005.
     1. The following is a brief description of the adjustments to the pro forma condensed consolidated balance sheet as if the transactions described above had occurred on September 30, 2005:
     a. Following represents the estimated proceeds of the sale of 8,297,629 shares common stock after deducting costs for the underwriters discount and other offering costs. The proceeds are based on an offering price of $9.25 and include proceeds from the exercise of options and warrants by selling shareholders:

Proceeds from the sale of the offering*	$77,281
Underwriters discount	(4,221)
Estimated offering costs	(2,608)

Net proceeds from offering	$70,452

*	Includes $528 in proceeds from the exercise of options by the selling shareholders.
     b. Represents the funds necessary to redeem $20 million face value of our outstanding 11.875% Senior Secured Notes due 2008, including the call premium of 5.938% of face value.
     c. Following represents the decrease in long-term debt resulting from the redemption of the $20 million Senior Secured Notes:

Face value of Senior Secured Notes	$20,000
Unamortized bond discount	(464)

$19,536

     d. Following represents the charges related to the redemption of $20 million Senior Secured Notes. This loss is reflected in the Company’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005.

Deferred loan costs	$596
Unamortized bond discount	464
Call premium @ 5.938% of face value	1,188

Loss on extinguishment of debt	$2,248

     2. The following is a brief description of the adjustments to the pro forma condensed consolidated statement of operations as if the transactions described above had occurred on January 1, 2004:
     a. Represents the elimination of interest expense and amortization of deferred financing costs related to $20 million 11.875% Senior Secured Notes due 2008, which are assumed, for purposes of this presentation, to be redeemed on January 1, 2004.
     b. Reflects the sale of shares of common stock pursuant to the follow-on equity offering.
Other Notes
(1)	The Company does not expect any significant adjustments to income taxes as a result of the transactions described above. Any tax benefits generated by the redemption of $20 million of our 11.875% Senior Secured Notes due 2008 will be fully reserved due to our current net operating loss position.